UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

Spine Injury Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Mitchelldale

Suite A2

Houston, Texas 77092

(Address of principal executive office) (Postal Code)

(713) 521-4220

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Peter L. Dalrymple, a member of the Board of Directors of Spine Injury Solution, Inc. (“we” or “us”), holds a one-year secured promissory note that we issued to him on August 31, 2020, bearing interest at 6% per year, which note is collateralized by all of our accounts receivable and a pledge of the stock of our wholly-owned subsidiary, Quad Video Halo, Inc. The note had a principal balance of $430,000 at September 30, 2021, and was past due its maturity date since August 31, 2021. On October 29, 2021, we entered into an amendment agreement to extend the maturity date to June 30, 2022.

On October 28, 2021, Mr. Dalrymple entered into a letter agreement with us under which we transferred to an entity he owns, certain accounts receivable having a total balance of $84,865.15, based on the total amount billed by healthcare providers for the medical procedures performed for the underlying patients. In consideration for the accounts receivable, Mr. Dalrymple agreed to reduce the balance of his promissory note by $33,946.06.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit

10.1	Letter agreement with Peter Dalrymple, dated October 28, 2021
10.2	Amendment to Secured Promissory Note with Peter Dalrymple, dated October 29, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE INJURY SOLUTIONS, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: November 1, 2021	Chief Executive Officer